Exhibit 99.1

Press Release

For more information contact:

Media Relations:	Investor Relations:
Judy DeRango Wicks	Peter Holbrook
Vice President Communications	Vice President Investor Relations
Fiserv, Inc.	Fiserv, Inc.
678-375-1595	262-879-5055
judy.wicks@fiserv.com	peter.holbrook@fiserv.com

For Immediate Release

Fiserv Reports Second Quarter 2010 Results

Adjusted internal revenue growth of 2 percent;

Adjusted earnings per share increase of 11 percent to $1.00;

Year-to-date free cash flow growth of 14 percent

Brookfield, Wis., July 27, 2010 – Fiserv, Inc. (NASDAQ: FISV), the leading global provider of financial services technology solutions, today reported financial results for the second quarter of 2010.

Total GAAP revenue in the second quarter of 2010 was $1.02 billion compared with $1.00 billion in the second quarter of 2009. Total adjusted revenue increased 2 percent to $970 million in the second quarter compared with $951 million in 2009. For the first six months of 2010, total GAAP revenue was $2.03 billion compared with $2.02 billion in 2009, and total adjusted revenue was $1.92 billion, flat compared to 2009.

GAAP earnings per share from continuing operations for the second quarter of 2010 was $0.85 compared with $0.74 in 2009. GAAP earnings per share from continuing operations for the first six months of 2010 was $1.65 compared with $1.42 for 2009.

Adjusted earnings per share from continuing operations in the second quarter of 2010 increased 11 percent to a record $1.00 compared with $0.90 in 2009. Adjusted earnings per share increased 8 percent to $1.95 for the first six months of 2010 compared to $1.80 in 2009.

“Our results in the quarter included an acceleration of organic revenue growth, strong sales performance and double-digit growth in earnings per share and free cash flow,” said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. “Pairing our high quality people with industry-leading solutions is producing superior client value.”

Second Quarter 2010

•	Adjusted internal revenue grew by 2 percent in the quarter, reflecting 3 percent growth in the Payments segment and 1 percent growth in the Financial segment.

Press Release

•	The company’s adjusted operating margin of 29.6 percent in the quarter increased 70 basis points compared with the second quarter of 2009 and the first quarter of 2010.

•	Free cash flow increased 12 percent in the quarter to $128 million, and increased 14 percent to $353 million for the first six months of the year.

•	The company repurchased 2.8 million shares of common stock in the quarter for $135 million. The company has repurchased 4.2 million shares through June 30 for a total of $202 million.

•

ZashPaySM from Fiserv, a new person-to-person payments service, was launched in the quarter. As of June 30, 2010, more than 160 financial institutions have committed to offer the service to their customers.

•

The company announced the acquisition of AdviceAmerica, a best-in-class provider of integrated advisor desktop solutions. The acquisition enhances Fiserv’s Investment Services strategy by extending the company’s capabilities into front-office applications such as financial planning, CRM and proposal tools.

•

The company expanded its consumer payments footprint in the quarter by signing 157 electronic bill payment clients and 58 debit clients, the majority of which were competitive takeaways. The company has signed 250 electronic bill payment clients and 104 debit clients through the first six months of the year.

•	The company signed a number of new and expanded client relationships in the quarter including:

•

Albemarle Bank & Trust, a Greenville, North Carolina-based de novo selected the Premier® bank platform from Fiserv, including solutions for Internet banking, branch source capture and merchant source capture. Albemarle anticipates opening its first branch in North Carolina by the end of 2010 as an independent division of West Town Savings Bank, an existing Fiserv client.

•

BankUnited, the largest bank headquartered in Florida, chose the SignatureTM bank platform for account processing and AperioTM for next-generation customer channel management. The multi-year agreement also includes BankUnited’s utilization of EFT, bill payment, enterprise content management, item processing and loan origination solutions from Fiserv.

•

Complex Community Federal Credit Union of Odessa, Texas selected the Portico™ account processing platform from Fiserv as it moved its technology environment to a hosted, service bureau model. With more than $270 million in assets and 31,000 members, Complex Community will also implement card services, bill payment, Virtual Branch®, Document IT, AML Manager, Converge IT®:IVR, e-Statements, Access Advantage, Wisdom™ ALM and Mobile MoneyTM from Fiserv.

•	Consumers Credit Union, headquartered in Waukegan, Illinois with $550 million in assets, agreed to implement the Acumen™ account processing platform from Fiserv for in-house delivery.

•

First Federal Savings Bank, located in Ottawa, Illinois, chose the Cleartouch® bank platform to improve customer service and operational efficiencies while reducing the costs of back-office management and regulatory compliance. A $415 million organization with 13 locations, First Federal will deploy an array of integrated solutions from Fiserv including risk and compliance tools, source capture, electronic document management, e-Statements, item processing, business intelligence and bill payment.

Press Release

•

First Federal Savings and Loan Association, a $445 million institution based in Lorain, Ohio, selected the Cleartouch bank platform for outsourced processing. The multi-year agreement includes solutions for online banking, bill payment, source capture, EFT, business intelligence, telephone banking, item processing, regulatory compliance and fraud detection.

•

The Golden 1 Credit Union, the sixth largest credit union in the U.S. with nearly $7 billion in assets and 700,000 members, chose ZashPay from Fiserv, the person-to-person payments service, to enable its members to quickly and conveniently send money to anyone in the U.S. using their existing online account.

•

OneWest Bank, a $27 billion regional bank with 81 retail branches in Southern California, selected Corillian® Online and CheckFree® RXP® from Fiserv to enable the delivery of personalized, relationship-based banking to its retail and business customers through the online channel. The bank also agreed to implement item processing services and the Fiserv Clearing Network.

•

SunTrust Banks, Inc., one of the nation’s largest banking organizations with $171 billion in assets, extended its electronic bill payment relationship with Fiserv. Under a multi-year renewal agreement, SunTrust will continue to use CheckFree RXP and FraudNetTM from Fiserv.

•

The Westpac Group, the second largest bank in Australia with $A601 billion in assets, chose Fiserv to transform its consumer and business online banking presence. The Westpac Group chose the Corillian Online and Voyager® banking solutions from Fiserv to serve its online base, including retail banking, small and medium-sized businesses and corporate customers.

Outlook for 2010

Fiserv continues to expect full year adjusted earnings per share from continuing operations to be in a range of $3.96 to $4.07, which represents growth of 8 to 11 percent compared with 2009. The company also expects 2010 adjusted internal revenue growth to be in a range of 1 to 3 percent. The adjusted earnings per share outlook excludes the impact of extraordinary items, merger and integration costs and the amortization of acquisition-related intangible assets.

“We are on track to achieve our 2010 guidance based on solid first half results and a strong sales pipeline,” said Yabuki.

Press Release

Earnings Conference Call

The company will discuss its second quarter 2010 results on a conference call and webcast at 4 p.m. CDT on Tuesday, July 27, 2010. To register for the event, go to www.fiserv.com and click on the Q2 Earnings Webcast icon. Supplemental materials and an accompanying presentation will be available in the “For Investors” section of the website.

Use of Non-GAAP Financial Measures

We supplement our reporting of revenue, operating income, income from continuing operations and earnings per share information determined in accordance with GAAP by using “adjusted revenue,” “adjusted operating income,” “adjusted income from continuing operations,” “adjusted earnings per share from continuing operations,” “adjusted operating margin,” “free cash flow” and “adjusted internal revenue growth” in this earnings release. Management believes that adjustments for certain non-cash or unusual revenue or expense items and the exclusion of certain pass-through revenue and expenses enhance our shareholders’ ability to evaluate our performance because such items do not reflect how we manage our operations. Therefore, we exclude these items from GAAP revenue, operating income, income from continuing operations and earnings per share to calculate these non-GAAP measures.

Examples of non-cash or unusual items may include, but are not limited to, non-cash intangible asset amortization expense associated with acquisitions, severance costs, merger and integration expenses and non-cash deferred revenue adjustments arising from acquisitions. We exclude these items to more clearly focus on the factors we believe are pertinent to the management of our operations. We regularly report our adjusted results to our chief executive officer, who uses this information to allocate resources to our various businesses.

Free cash flow and adjusted internal revenue growth are described on pages 10 and 12. Adjusted internal revenue growth percentage is a non-GAAP financial measure that we believe is useful to investors because it presents revenue growth excluding acquired revenue, postage reimbursements in our Output Solutions business and deferred revenue purchase accounting adjustments. We believe this supplemental information enhances our shareholders’ ability to evaluate and understand our core business performance.

These non-GAAP measures should be considered in addition to, and not as a substitute for, revenue, operating income, income from continuing operations and earnings per share or any other amount determined in accordance with GAAP. These non-GAAP measures reflect management’s judgment of particular items and may not be comparable to similarly titled measures reported by other companies.

Press Release

About Fiserv

Fiserv, Inc. (NASDAQ: FISV) is the leading global provider of information management and electronic commerce systems for the financial services industry, driving innovation that transforms experiences for financial institutions and their customers. Fiserv is ranked No. 1 on the FinTech 100 survey of top technology partners to the financial services industry. For more information, visit www.fiserv.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted earnings per share from continuing operations and adjusted internal revenue growth. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should” or words of similar meaning. Statements that describe the company’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company’s results include, among others: the impact on the company’s business of the current state of the economy, including the risk of reduction in revenue resulting from decreased spending on the products and services that the company offers or from the elimination of existing or potential clients due to consolidation or financial failures in the financial services industry; legislative and regulatory actions in the United States, including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations, and internationally; changes in client demand for the company’s products or services; pricing or other actions by competitors; the impact of the company’s Fiserv 2.0 initiatives; the company’s ability to comply with government regulations, including privacy regulations; and other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K. You should consider these factors carefully in evaluating forward-looking statements, and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Press Release

Fiserv, Inc.

Condensed Consolidated Statements of Income

(In millions, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue
Processing and services	$856	$828	$1,687	$1,659
Product	166	172	343	364

Total revenue	1,022	1,000	2,030	2,023

Expenses
Cost of processing and services	457	465	919	923
Cost of product	129	125	265	267
Selling, general and administrative	185	176	357	374

Total expenses	771	766	1,541	1,564

Operating income	251	234	489	459
Interest expense - net	(46)	(55)	(91)	(109)

Income from continuing operations before income taxes and income from investment in unconsolidated affiliate	205	179	398	350
Income tax provision	(78)	(68)	(151)	(134)
Income from investment in unconsolidated affiliate	3	4	6	5

Income from continuing operations	130	115	253	221
Income (loss) from discontinued operations	(3)	25	(5)	22

Net income	$127	$140	$248	$243

GAAP earnings (loss) per share - diluted:
Continuing operations	$0.85	$0.74	$1.65	$1.42
Discontinued operations	(0.02)	0.16	(0.03)	0.14

Total	$0.83	$0.90	$1.62	$1.56

Diluted shares used in computing earnings (loss) per share	152.6	155.8	153.2	155.9

Press Release

Fiserv, Inc.

Reconciliation of GAAP to Adjusted Income and

Earnings Per Share from Continuing Operations

(In millions, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
GAAP income from continuing operations	$130	$115	$253	$221
Adjustments:
Merger costs and other adjustments	—	4	—	11
Severance costs	—	—	—	15
Amortization of acquisition-related intangible assets	36	37	73	71
Tax benefit of adjustments	(14)	(16)	(28)	(37)

Adjusted income from continuing operations	$152	$140	$298	$281

GAAP earnings per share - continuing operations	$0.85	$0.74	$1.65	$1.42
Adjustments - net of income taxes:
Merger costs and other adjustments	—	0.02	—	0.04
Severance costs	—	—	—	0.06
Amortization of acquisition-related intangible assets	0.15	0.15	0.30	0.28

Adjusted earnings per share - continuing operations	$1.00	$0.90	$1.95	$1.80

See page 4 for disclosures related to the use of non-GAAP financial information.

Press Release

Fiserv, Inc.

Financial Results by Segment

(In millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Total Company
Revenue	$1,022	$1,000	$2,030	$2,023
Output Solutions postage reimbursements	(52)	(50)	(106)	(107)
Deferred revenue adjustment	—	1	—	3

Adjusted revenue	$970	$951	$1,924	$1,919

Operating income	$251	$234	$489	$459
Merger costs and other adjustments	—	4	—	11
Severance costs	—	—	—	15
Amortization of acquisition-related intangible assets	36	37	73	71

Adjusted operating income	$287	$275	$562	$556

Operating margin	24.5%	23.4%	24.1%	22.7%
Adjusted operating margin	29.6%	28.9%	29.2%	29.0%

Payments and Industry Products (“Payments”)
Revenue	$539	$525	$1,079	$1,069
Output Solutions postage reimbursements	(52)	(50)	(106)	(107)

Adjusted revenue	$487	$475	$973	$962

Operating income	$151	$147	$299	$302

Operating margin	28.0%	28.0%	27.7%	28.3%
Adjusted operating margin	31.0%	31.0%	30.8%	31.4%

Financial Institution Services (“Financial”)
Revenue	$487	$482	$959	$970

Operating income	$151	$145	$287	$287

Operating margin	30.9%	29.9%	29.9%	29.6%

Corporate and Other
Revenue	$(4)	$(7)	$(8)	$(16)
Deferred revenue adjustment	—	1	—	3

Adjusted revenue	$(4)	$(6)	$(8)	$(13)

Operating loss	$(51)	$(58)	$(97)	$(130)
Merger costs and other adjustments	—	4	—	11
Severance costs	—	—	—	15
Amortization of acquisition-related intangible assets	36	37	73	71

Adjusted operating loss	$(15)	$(17)	$(24)	$(33)

See page 4 for disclosures related to the use of non-GAAP financial information. Operating margin percentages are calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.

Condensed Consolidated Statements of Cash Flows - Continuing Operations

(In millions, unaudited)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities
Net income	$248	$243
Adjustment for discontinued operations	5	(22)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	94	93
Amortization of acquisition-related intangible assets	73	71
Share-based compensation	20	20
Deferred income taxes	9	5
Other non-cash items	(13)	(5)
Changes in assets and liabilities, net of effects from acquisitions:
Trade accounts receivable	58	80
Prepaid expenses and other assets	(6)	(3)
Accounts payable and other liabilities	(43)	(58)
Deferred revenue	(14)	(29)

Net cash provided by operating activities	431	395

Cash flows from investing activities
Capital expenditures, including capitalization of software costs	(84)	(98)
Other investing activities	6	5

Net cash used in investing activities	(78)	(93)

Cash flows from financing activities
Repayments of long-term debt	(202)	(228)
Issuance of common stock and treasury stock	30	18
Purchases of treasury stock	(206)	(64)
Other financing activities	5	5

Net cash used in financing activities	(373)	(269)

Change in cash and cash equivalents	(20)	33
Net cash transactions from discontinued operations	(5)	43
Beginning balance	363	230

Ending balance	$338	$306

Press Release

Fiserv, Inc.

Free Cash Flow

(In millions, unaudited)

	Six Months Ended June 30,
	2010	2009
Income from continuing operations	$253	$221
Depreciation and other amortization	94	93
Amortization of acquisition-related intangible assets	73	71
Share-based compensation	20	20
Capital expenditures	(84)	(98)

Free cash flow before changes in working capital	356	307
Changes in working capital - net	(9)	(10)
Other adjustments(1)	6	13

Free cash flow	$353	$310

Net cash provided by operating activities	$431	$395
Capital expenditures	(84)	(98)
Other adjustments(1)	6	13

Free cash flow	$353	$310

(1)

Free cash flow has been adjusted by $6 million and $13 million in 2010 and 2009, respectively, related to the net change in settlement assets and obligations and after-tax merger and severance costs. Management believes it is appropriate to exclude these items from the calculation of free cash flow because they may not be indicative of the future free cash flow of the company.

See page 4 for disclosures related to the use of non-GAAP financial information.

Press Release

Fiserv, Inc.

Condensed Consolidated Balance Sheets

(In millions, unaudited)

	June 30, 2010	December 31, 2009
Assets
Cash and cash equivalents	$338	$363
Trade accounts receivable – net	500	554
Deferred income taxes	42	46
Prepaid expenses and other current assets	266	314

Total current assets	1,146	1,277

Property and equipment – net	273	293
Intangible assets – net	1,941	2,006
Goodwill	4,375	4,371
Other long-term assets	447	431

Total assets	$8,182	$8,378

Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$470	$565
Deferred revenue	318	337
Current maturities of long-term debt	58	259

Total current liabilities	846	1,161

Long-term debt	3,381	3,382
Deferred income taxes	585	580
Other long-term liabilities	249	229

Total liabilities	5,061	5,352
Shareholders’ equity	3,121	3,026

Total liabilities and shareholders’ equity	$8,182	$8,378

Press Release

Fiserv, Inc.

Selected Key Metrics

Adjusted Internal Revenue Growth (1)	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010
Payments Segment	3%	1%
Financial Segment	1%	(1%)

Total Company	2%	—

Fiserv 2.0 Metrics		2010 YTD Attainment
(in millions)	2010 Objective	Dollars	Percentage
Integrated Sales (2)	$105	$53	50%
Operational Effectiveness (3)	$40	$34	85%

Selected Electronic Payment Metrics (in millions)	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010
Bill Payment Transactions (4)	348	685
Bill Payment Year-Over-Year Transaction Growth (4)	9%	7%
e-Bills Delivered	82	164
e-Bill Year-Over-Year Growth	2%	2%

(1)

Adjusted internal revenue growth percentages are measured as the increase or decrease in adjusted revenue (see page 8), excluding acquired revenue, for the current period divided by adjusted revenue from the prior year.

(2)

Integrated Sales are exclusive of amounts included in the annual sales quota and include sales from a designated list of products sold to account processing clients. Dollar amounts represent the amount of estimated recurring annual revenue.

(3)

Operational Effectiveness is the amount of savings from our Fiserv 2.0 initiative and the combination of CheckFree with Fiserv. Dollar amounts represent the targeted or actual savings in the measurement period, which are incremental to the amounts attained prior to 2010.

(4)

Bill Payment Transactions represent online bill payment transactions occurring through financial institutions, brokerage firms or portals. Transaction growth in 2010 excludes volume associated with a remittance only client acquired by a third party in 2008 for which we continued to process through the third quarter of 2009.

See page 4 for disclosures related to the use of non-GAAP financial information.

FISV-E

# # #